                                                                    EXHIBIT 12.1

                Computation of Ratio of Earnings to Fixed Charges

                                                              Years ended December 31
                                                         2001           2000            1999
                                                         ----           ----            ----
                                                               (dollars in thousands)
Inclusive of interest on deposits:
Pre-tax income from operations                          $ 9,626        $ 9,488        $ 9,523
                                                        -------        -------        -------
Add:  Interest on deposits                               24,455         23,582         19,541
Interest on short-term borrowings,
notes payable and long-term debt                          7,598          8,517          3,739
                                                        -------        -------        -------
Total fixed charges                                      32,053         32,099         23,280
                                                        -------        -------        -------

Pre-tax earnings before fixed charges                   $41,679        $41,587        $32,803
                                                        -------        -------        -------

Ratio of earnings to fixed

charges, inclusive of interest on
deposits                                                  1.30x          1.30x          1.41x
Exclusive of interest on deposits:                      -------        -------        -------

Pre-tax income from operations                          $ 9,626        $ 9,488        $ 9,523
Add: Total fixed charges -

interest on short-term borrowings,
notes payable, and long-term debt                         7,598          8,517          3,739
                                                        -------        -------        -------
Pre-tax earnings before fixed charges                   $17,224        $18,005        $13,262
                                                        -------        -------        -------
Ratio of earnings to fixed charges, exclusive of
interest on deposits                                      2.27x          2.11x          3.55x
                                                        -------        -------        -------

                                            Years ended December 31
                                              1998           1997
                                              ----           ----
                                             (dollars in thousands)

Inclusive of interest on deposits:
Pre-tax income from operations               $ 8,264        $ 7,297
                                             -------        -------
Add:  Interest on deposits                    15,755         12,941
Interest on short-term borrowings,

notes payable and long-term debt               3,393          1,721
                                             -------        -------
Total fixed charges                           19,148         14,662
                                             -------        -------

Pre-tax earnings before fixed charges        $27,412        $21,959
                                             -------        -------

Ratio of earnings to fixed

charges, inclusive of  interest on
deposits                                       1.43x          1.50x
                                             -------        -------
Exclusive of interest on deposits:
Pre-tax income from operations               $ 8,264        $ 7,297

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


Add: Total fixed charges - interest on short-term

borrowings, notes payable, and long-term debt              3,393          1,721
                                                         -------        -------
Pre-tax earnings before fixed charges                    $11,657        $ 9,018
                                                         -------        -------
Ratio of earnings to fixed charges, exclusive of
interest on deposits                                       3.44x          5.24x
                                                         -------        -------


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